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                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY
                                 FOR TENDER OF
                     10% SENIOR SUBORDINATED NOTES DUE 2013
                        OF ARDENT HEALTH SERVICES, INC.

     As set forth in the Exchange Offer (as defined below), this Notice of
Guaranteed Delivery (or a facsimile hereof) or one substantially equivalent hereto or the electronic form used by The Depository Trust Company ("DTC") for this purpose must be used to accept the Exchange Offer if certificates for 10%
Senior Subordinated Notes due 2013 (the "Original Notes") of Ardent Health
Services, Inc., a Delaware corporation (the "Company"), are not immediately available to the registered holder of such Original Notes, or if a participant in DTC is unable to complete the procedures for book-entry transfer on a timely basis of Original Notes to the account maintained by U.S. Bank Trust National
Association (the "Exchange Agent") at DTC, or if time will not permit all documents required by the Exchange Offer to reach the Exchange Agent prior to
5:00 p.m., New York City time, on           , 200  , unless extended (the
"Expiration Date"). This Notice of Guaranteed Delivery (or a facsimile hereof)
or one substantially equivalent hereto may be delivered by mail (registered or certified mail is recommended), by facsimile transmission, by hand or overnight carrier to the Exchange Agent. See "The Exchange Offer -- Procedures for
Tendering Original Notes." Capitalized terms used herein and not defined herein have the meanings assigned to them in the Exchange Offer.

      The Exchange Agent (the "Exchange Agent") for the Exchange Offer is:

                      U.S. Bank Trust National Association

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
       By Mail, Hand or Overnight Courier:                            By Facsimile:
       U.S. Bank Trust National Association                           (651) 495-8097
               60 Livingston Avenue
             St. Paul, MN 55107-2292

                 For Information or Confirmation by Telephone:

                                 (800) 934-6802

     Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed Delivery via a facsimile number other than the number listed above will not constitute a valid delivery.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined therein) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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Ladies and Gentlemen:

     The undersigned hereby tenders to Ardent Health Services, Inc., a Delaware corporation (the "Company"), the aggregate principal amount of Original Notes indicated below pursuant to the guaranteed delivery procedures and upon the terms and subject to the conditions set forth in the accompanying Prospectus
dated           , 200  (as the same may be amended or supplemented from time to time, the "Prospectus") and in the related Letter of Transmittal (which together with the Prospectus constitute the "Exchange Offer"), receipt of which is hereby acknowledged.

     The undersigned hereby represents, warrants and agrees that the undersigned has full power and authority to tender, exchange, sell, assign and transfer the tendered Original Notes and that the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances when the tendered Original Notes are acquired by the Company as contemplated herein, and the tendered Original Notes are not subject to any adverse claims or proxies. The undersigned warrants and agrees that the undersigned and each Beneficial Owner will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the tender, exchange, sale, assignment and transfer of the tendered Original Notes, and that the undersigned will comply with its obligations under the Registration Rights Agreement. The undersigned has read and agrees to all of the terms of the Exchange Offer.

     By tendering Original Notes and executing this Notice of Guaranteed
Delivery, the undersigned hereby represents and warrants that (i) neither the undersigned nor any beneficial owner(s) is an "affiliate" of the Company, (ii) the undersigned and each beneficial owner are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution (within the meaning of the Securities Act) of the Exchange Notes to be issued in the Exchange Offer and (iii) any Exchange Notes to be acquired by the undersigned and any beneficial owner(s) are being acquired by the undersigned and any beneficial owner(s) in the ordinary course of business of the undersigned and any beneficial owner(s). If the undersigned is a broker-dealer, it acknowledges that it will deliver a copy of the Prospectus in connection with any resale of the Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of tendered Original Notes will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. The Company reserves the absolute right, in its sole and absolute discretion, to reject any and all tenders determined by the Company not to be in proper form or the acceptance of which, or exchange for, may, in the view of the Company or its counsel, be unlawful.

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

Name(s) of Registered Holder(s):
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                                  PLEASE PRINT

Address(es):
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Area Code and Telephone Number(s):
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                                         x
                                        ----------------------------------------

                                         x
                                        ----------------------------------------
                                         SIGNATURE(S) OF OWNER(S) OR AUTHORIZED

                                               SIGNATORY

     Must be signed by the registered holder(s) of the tendered Original Notes as their name(s) appear(s) on certificates for such tendered Original Notes, or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a
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trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

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
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                                                                             AGGREGATE PRINCIPAL
NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S),        CERTIFICATE                 AMOUNT
EXACTLY AS NAME(S) APPEAR(S) ON ORIGINAL NOTES,        NUMBER(S) OF             REPRESENTED BY          AGGREGATE PRINCIPAL
           OR ON A SECURITY POSITION                  ORIGINAL NOTES*           CERTIFICATE(S)           AMOUNT TENDERED**
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

                                                  -----------------------------------------------------------------------------

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 * DOES NOT need to be completed if Original Notes are tendered by book-entry transfer.
** Unless otherwise indicated, the holder will be deemed to have tendered the entire face amount of all Original Notes represented by tendered certificates.
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

     If Original Notes will be delivered by book-entry transfer to The Depository Trust Company, provide the following information:

Signature:
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Account Number:
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Date:
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              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

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

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm which is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office in the United States (each, an "Eligible Institution"), hereby guarantees delivery to the Exchange Agent, at one of its addresses set forth above, either certificates for the Original Notes tendered hereby, in proper form for transfer, or confirmation of the book-entry transfer of such Original Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof or an Agent's Message in lieu thereof) and any other documents required by the Letter of Transmittal, all within three (3) business days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the Letter of Transmittal and certificates for the Original Notes tendered hereby to the Exchange Agent within the time period shown hereon and that failure to do so could result in a financial loss to the undersigned.

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
-------------------------------------------------------    -------------------------------------------------------
                          FIRM                                               AUTHORIZED SIGNATURE

-------------------------------------------------------     Name
                        ADDRESS                                  ------------------------------------------------
                                                                            (PLEASE TYPE OR PRINT)
-------------------------------------------------------    Title
                        ZIP CODE                                 -------------------------------------------------

                                                           Dated ________________________, 200__
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Area Code and Telephone Number:
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     DO NOT SEND CERTIFICATES FOR ORIGINAL NOTES WITH THIS NOTICE OF GUARANTEED
DELIVERY. ACTUAL SURRENDER OF ORIGINAL NOTES MUST BE MADE PURSUANT TO, AND BE
ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND
ANY OTHER REQUIRED DOCUMENTS.

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